                                  EXHIBIT 21.1

                           SUBSIDIARIES OF REGISTRANT

The following are subsidiaries of RightCHOICE Managed Care, Inc. as of December 31, 2000:

                                                                    State of
                                                                  Incorporation
                       Name                                      or Organization
----------------------------------------------------------     -------------------
HMO Missouri, Inc. (BlueCHOICE)                                 Missouri
Diversified Life Insurance Agency of Missouri, Inc.             Missouri
Healthy Alliance Life Insurance Company                         Missouri
HealthLink, Inc.                                                Illinois
HealthLink HMO, Inc.                                            Missouri
The EPOCH Group, L.C.                                           Missouri
RightCHOICE Insurance Company                                   Illinois
Preferred Health Plans of Missouri, Inc.                        Missouri
4444 Forest Park Redevelopment Corporation                      Missouri
C&S Properties, Inc.                                            Missouri
R&P Realty, Inc.                                                Missouri